Highwater Ethanol, LLC

Volume 3, Issue 8 | **Investor Update** | August 2011

Did You Know?

Using E85 can reduce ozone-forming pollutants by 20%. E85's lower vapor pressure can also help reduce evaporative emissions

E85 is now available at more that 2,200 fueling sites in the United States. About 50% are found in the upper Midwest region.

Mid-level ethanol blends are sold at 70 locations in Minnesota and 200+ nationwide.

For Minnesota E85 information go to www.cleanair choice.org or for E85 Stations across the USA: www.afdc.energy.gov/afdc/locator/stations

Check for updates and future newsletters on our website: www.highwaterethanol.com

Contact Information:

24500 US HWY 14
PO Box 96
Lamberton, MN 56152

Phone: 507.752.6160
Toll Free: 888.667.3385
Fax: 507.752.6162

E-mail: info@highwaterethanol.com

From the Board Chair...



The top two questions I am asked are: is Highwater Ethanol able to maintain profitable margins with the high price of corn and when am I, as an investor, going to see a dividend? These are both very good questions that are discussed regularly by your board of directors. The first question about being profitable during periods of high corn cost is easiest to answer. The cost of corn is important but what is most important is the relationship to the price of ethanol. If ethanol prices rise with the price of corn we can show nice profits. The price of DDG (dried distillers grains) also follows the cost of corn so along with higher corn prices goes higher returns from the sales of our co-product (DDGs).

The second question regarding a date when we begin paying dividends is more difficult to answer. The board of directors has directed your management team to first focus on retiring debt. We would prefer to lower our debt thus lowering interest cost. When we study benchmarking that compares Highwater Ethanol to other ethanol plants, our cost of interest as it effects profitability is our biggest disadvantage. Also by lowering our debt level we will be in a better position to withstand any ups and downs in the market. The last thing we want to do is distribute money and then have to go to our investor sometime later asking for capital. Most of the investors, who have asked me this question, have, after discussion, agreed that we should stay on our present course.

The plant continues to operate very efficiently. Your employees are doing an excellent job. We continue to look for opportunities to increase profitability. The biggest challenges we face are not within our plant. They are the challenges we face as an industry. We are being asked or rather told by legislators to operate without tax credits or tariffs yet these same policies are not being applied to oil refineries. In my opinion what we need most is market access and consumer education. We need consumers to have more access via blender pumps. They also need to know the truth in the food vs. fuel debate. Whenever you hear this debate, respond with " DDGs ". Most consumers have never heard of DDGs and do not know this co-product goes right back into the food producing chain.

Thank you for your interest in Highwater Ethanol. Your board of directors welcomes your calls and questions. Our task is to represent your best interest.

Sincerely,

David Moldan,

Highwater Ethanol Highlights from your CEO/GM



As I write this for our summer 2011 newsletter we have completed our 23rd month of operations at Highwater Ethanol, LLC. Looking at the ethanol industry we continue to take a ride flowing with the commodity markets.

During Highwater Ethanol, LLC's first two quarters of the current fiscal year from November 1, 2010 – April 30, 2011 we ground approximately 9,407,010 million bushels of corn while producing approximately 27,318,198 million gallons of denatured ethanol. We have also produced approximately 70,371 tons of DDGS and approximately 3,830 tons of Modified DGS. These production numbers are above our projected numbers for gallons of ethanol produced, and close to our projected numbers for tons of DDGs produced. What do the numbers look like from the efficiencies stand point; it breaks down like this.

Highwater Ethanol's expectation for operations and actual operating results:

	Results of Actual Operations	Expectations
Denatured ethanol per bushels of corn	2.904	2.8
Electricity KW hours used per gallon of ethanol	0.69	0.75
Natural Gas BTU used per gallon of ethanol	25,500 btu	34,000 btu
Gallon of water used per gallon produced	2.15	4.0

We believe these numbers will remain stable through the remainder of this fiscal year 2011. The combination of the quality of corn from the 2010 harvest, continued plant efficiency and excellent employees has allowed your facility to become one of the most efficient facilities in the ethanol industry. We believe that these efficiencies will provide for future benefits for our investors owners.

At the 2nd quarter ended April 30, 2011 Highwater Ethanol showed a net income of approximately $1.882 million dollars. As all of you know, we are unable to release any preliminary financial information prior to our 10-Q filing for our 3rd quarter that ended July 30th, 2011. I will tell you we are currently projecting a profitable year, however, with that said Highwater Ethanol's focus remains on debt reduction. Highwater Ethanol's Board of Governors and Highwater Ethanol's Management believe focusing on debt reduction will allow Highwater Ethanol to remain competitive for years to come.

VEETC ethanol tax credit: What's going on? How does it affect the ethanol industry? It appears that the U.S. Federal policy on VEETC may change in the near future. The ethanol industry has worked hand in hand with Federal policy makers and has agreed in concept that things needed to change. We are hopeful that dollars will be allocated to the installation of ethanol blending pumps. If you know of any potential owner or companies interested in installing these pumps there may be matching dollars available from current programs to help in the process. However, we do believe that VEETC will end and its termination will have a minimal impact on the ethanol industry as long as the Renewable Fuel Standards 2 remains in place. We have seen the ethanol industry take some hits in the media and at the Federal level, we need to remain strong and steadfast on the advantageous that the ethanol and bio fuels industry has had in rural America.

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The Financial Side of Things

After an interesting winter and spring, it appears that summer is going to have a few challenges itself with flooding affecting river traffic and tillable acres. We are staying busy with new and changing compliance issues as we enter our 2nd summer in operation.

We are refining our shorter term goals using the data for our particular plant. As the company continues to mature our goals are changing from that of a startup to more strategic objectives of developing business. These longer term objectives include positioning the company to include debt reduction, build cash reserves for operation and distributions to shareholders.

The volatility of the corn market of late makes us concentrate on margin management. We track the relationship between corn and ethanol margins on a continual basis. We are constantly modeling (Margin Managing) our plant project performance to try to position the company in the best position.

The K1's (tax statements) were once again delivered in a timely manner. All were sent out by February 2, 2011. As always, please keep us up to date on any contact information changes so we can stay in contact with you.

Sincerely,

Mark Peterson
CFO

Plant Manager Update with Greg Bergeron



Hello, my name is Greg Bergeron, I am 49 years old. My wife's name is Terry. I have two step children, Joe, 28 and Jim, 26. I have been in the ethanol business since 1998.

I started at Highwater Ethanol on May 18. The plant runs well with efficiencies continuing to be superior. We have a really good crew in the plant. With management, process, grains, maintenance and water treatment, things get done in a timely manner while staying safe and very clean. Overall with everyone working together, it is a very nice place to be working and call home.



Commodity Talk with Tom Streifel

It is the middle of August and the debate rages on regarding the size of the US corn crop. Overall, it appears the crop will not be the monster crop size we needed in order to get supplies back to comfortable levels. Consequently, from a market perspective it appears to be a repeat of last year, meaning we will experience relatively high prices again and the challenges associated with elevated prices. High corn prices do not necessarily mean poor operating margins; in fact our margins today are nearly the same as when corn was half of today's price.

The southwest MN corn crop was late getting seeded, was planted in wet conditions and then experienced bouts of excessive rainfall which drowned out areas. Despite the rough start, in my opinion the area crop is once again one of the better regions in the U.S. You do not need to travel very far south to find areas that lacked moisture and as a result did not fare well during the oppressive July heat.

We have not changed any of the marketing arrangements Highwater initially entered. RPMG continues to market our ethanol and CHS continues to market our dry distillers product. We continue to source our corn through Meadowland Co-op. We feel these entities have performed reasonably well since we started operations two years ago. Our arrangements with these three groups align well with our Risk Management objectives. We started marketing our own modified distillers on July 1. Our price for our modified distillers is based on comparable returns with our dry product. Our modified product is available to all interested parties. We do not carry an inventory of our modified distillers product; however, we are able to make it on demand. Feel free to call Tom or Teresa if you interested in seeing the specs or a price quote on this product.

Highwater Ethanol Welcomes Jon Osland



Highwater Ethanol welcomes Jon Osland as the new Maintenance Manager. Jon is a lifelong resident of the Walnut Grove area living on a farm southwest of Revere. Jon and his wife Doreen have two daughters, Hailey and Danielle. In his spare time Jon enjoys spending time at his place in Wyoming hunting, hiking and relaxing. He also enjoys watching his daughters volleyball games, riding motorcycle, snowmobiling and cutting wood at his own sawmill. Jon spent 11 years as a contractor for Poet Bio-Refining, Victory Energy and Nelson Engineering. He has also worked as building contractor and farmer. Jon states that he enjoys doing many different things as it keeps life from getting boring and it makes you want to get up every day to see what the day will bring.

As I have stated in prior new letters the ethanol industry is a maturing industry and will continue to have its growing pains. We at Highwater Ethanol, LLC are doing our best for you to ensure that we are ready for the future whatever it brings.

Highwater Ethanol supports the move from E10 blend to E15 blend; we believe the ethanol industry can respond to meet the higher blend rates. We believe this potential higher blend rate goes well with the Federal Government's thoughts on increasing energy security, creating U.S. jobs, reducing transportation costs to everyday Americans, and improving the environment by displacing gasoline with low- carbon ethanol. The focus has turned to infrastructure for blend pumps across the United States. If you have a blend pump near you we encourage you to try a higher blend of ethanol. We believe it is up to us to promote the industry through use of our product. We encourage you to contact your Federal representatives to continue to voice your opinions on the renewable fuels industry, which will continue supplying this nation with a dependable source of renewable energy.

Our Mission Statement: To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region. Every time your Board of Governors meets this is in front of them, it remains a focus of your management team. We will do our BEST to make you, our member owners, proud of Highwater Ethanol, LLC.

We have seen changes at Highwater Ethanol in the past few months, in early April we received two resignations from a key management position. Former Plant Manager Mark Palmer accepted a position as Plant Manager for Pannonia Ethanol, Budapest, Hungary, what a great opportunity for Mark to be able to provide his talents to this company, we wish Mark the best! During the same week Dan Thompson, HWE Maintenance Manager resigned to accept a job closer to his home, while still being in the ethanol industry, and allowing Dan to be home every day with his family, we likewise wish Dan the best!

With that said; we have been able to hire a Plant Manager and Maintenance Manager. Both started prior to the end of May 2011. Our new Plant Manager is Greg Bergeron. Greg came from ICM, and was in-

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volved with ICM for seven years, and had one year experience as a plant manager and several years as a production operator. With this prior experience in the ethanol industry Greg has stepped in to work with our employees and keep our operations on task and operating efficiently. Our new Maintenance Manager is Jon Osland. Jon has been self employed for the past 11 years working as a contractor in the ethanol industry. Jon's experience is well rounded in all aspects of maintaining an operating ethanol facility. We welcome both Greg and Jon to the Highwater Ethanol Management Team.

Changes will be coming to our web site in the future. We know this needs to be a place to go for information on Highwater Ethanol and also commodity information and related items. We are hopeful the future changes can be completed by September 2011.

Technology in the ethanol industry: available technology in the renewable fuels industry continues to change at a rapid pace. Corn Oil Extraction continues to lead the charge in the ethanol industry, growth in cellicuse ethanol continues to change rapidly, and they are getting close on a technology that will be able to ramp up to meaningful production. Isobutanol production continues to grab attention with companies like Butamax and GEVO leading the way on developing the technology to move this forward. Keep your eye on any new technology, as we all know the renewable industry continues to evolve.

Our management team in place consist of: Mark Peterson, CFO, Greg Bergeron, Plant Manager, Tom Streifel, Risk/Commodity Manager, Matt Lenning, Operations Manager, Jon Osland, Maintenance Manager, Lisa Landkammer, Lab Manager, and Dan Dahl, Environmental, Health & Safety Manager. We have positioned our team to be successful in the ethanol industry.

From our Board of Governors and the employees at Highwater Ethanol, LLC we wish everyone a safe summer season!

We will take care of the present as we focus on the FUTURE!

Brian Kletscher

HIGHWATER ETHANOL, LLC
24500 US HIGHWAY 14
PO BOX 96
LAMBERTON MN 56152



Highwater Ethanol, LLC
Annual Meeting
Friday, March 2, 2012
9:30 a.m.
Lamberton Legion,
Lamberton, MN

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission ("SEC").

Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transportation, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.